EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement"), dated and effective as of April 1, 1998 (the "Effective Date"), is entered into by and between Able Telcom Holding Corp., a Florida corporation (the "Company"), and Rick Boyle (the "Employee").

                             PRELIMINARY STATEMENTS

        The Company and its Subsidiaries were contemporaneously herewith acquired by Able Telcom Holding Corp. ("Able"). Employee is one of the Sellers who sold his stock in the Company to Able. Prior to the acquisition by Able, Employee was employed by the Company, and he desires to continue such employment under the new ownership of the Company by Able. The Company is engaged in the business of telecommunications installation and construction, and desires to employ the Employee, and the Employee desires to accept such employment with the Company, on the terms and conditions set forth in this Agreement. In view of the Employee's prior relationships with customers, suppliers and others doing business with the Company and its Subsidiaries, and his experience and knowledge in the Business (as that term is hereinafter defined), and as a material inducement to the Company to enter into this Agreement and provide the compensation and benefits provided for herein, the Employee is willing to agree to refrain from certain activities in competition with the Company and its affiliates and to maintain the confidentiality of information as to the Company or Able to which he may have or gain access.

                                    AGREEMENT

        In consideration of the premises and the respective covenants and agreements of the parties set forth below, and intending to be legally bound hereby, the parties agree as FOLLOWS:

1. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2. TERM. The term of the Employee's employment hereunder (the "Term") shall commence on the Effective Date and continue for a period of 24 months, unless sooner terminated as hereinafter provided.

3. DUTIES AND RESPONSIBILITIES. The Employee shall serve as a Group Vice President of the Company, reporting to the President of the Company, and shall perform such duties and responsibilities commensurate with his position as shall be assigned to him from time to time by the President of the Company. During the Term, the Employee shall (i) devote his full business time and attention to the performance of services under this Agreement, (ii) use his best efforts, skills and abilities to promote the interests of the Company, and (iii) diligently and competently perform his employment duties pursuant to this Agreement. Employee shall owe to the Company a strict fiduciary duty of good faith, loyalty, diligence and fair dealing.
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4.       COMPENSATION AND BENEFITS. During the term of this Agreement, the
         Employee shall receive the compensation and benefits described below.

         (A) BASE SALARY. The Company shall pay to the Employee, and the Employee shall accept from the Company, as compensation for the performance of services to the Company in all capacities and the Employee's observance and performance of all of the provisions hereof, a base salary at the annualized rate of $159,000.00 per annum (the "Base Salary"). The Base Salary shall be payable in accordance with the normal payroll practices of the Company and shall be subject to withholding for applicable taxes and other amounts.

         (B) INCENTIVE COMPENSATION. In addition to the Base Salary, with respect to each fiscal year of the Company ending during the Term, the Employee shall be eligible to (i) earn incentive or bonus compensation pursuant to such plan or plans of the Company as may be in effect from time to time, compensation under which may in the form of cash, shares of parent company common stock, or a combination of the foregoing, and (ii) receive grants of options to purchase shares of parent company common stock pursuant to such plan or plans as may be in effect from time to time.

         (C) EMPLOYMENT BENEFITS. The Employee shall receive such health, dental and life insurance benefits as are made available to employees of the Company generally, and shall be entitled to participate in the Company's 401(k) plan (subject to applicable eligibility requirements). The Employee shall be entitled to paid vacation in accordance with Company policies as in effect from time to time.

5. REPRESENTATIONS OF EMPLOYEE. The Employee represents and warrants to the Company that:

         (a) He is not a party to, or bound by, any agreement or commitment, or subject to any restriction, including but not limited to agreements related to previous employment containing confidentiality or noncompetition covenants, which would prevent or materially impair his ability to accept and perform the employment duties contemplated by this Agreement.

         (b) He has not, at any time, been convicted in any criminal proceeding and is not currently the named subject of a pending criminal proceeding.

         (c) He is not and has not been the subject of any court order, judgment or decree that permanently or temporarily enjoins him from engaging in any type of business practice.

         (d) He has not, at any time, been found by a court in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law where such judgment has not subsequently been reversed, suspended or vacated.

         (e) No petition under the Bankruptcy Code (Title 11 of the United States Code) or any state insolvency law has been filed by or against, nor has any receiver or similar officer been appointed by a court for the business or property of, (i) the Employee, (ii) any partnership in which the Employee was a general partner at or within two years before the time of filing, or (iii) any corporation or business association of which the Employee was an executive officer or director at or within two years before the time of such filing.

         (f) Except as set forth on Schedule 5 attached hereto, neither the Employee nor any member of Employee's Family (as defined below), owns, directly or indirectly, any interest in, or is an officer, director or employee or consultant of, any entity which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company IN the Business.

        As used herein, "Employee's Family" shall mean the Employee's extended family, which shall include his parents, spouse, siblings, aunts, uncles, nieces, nephews, children and grandchildren. During the Term, the Employee shall be under a continuing obligation to revise Schedule 5 to assure that the representations and warranties contained in Section 5(f) are true and correct as if made every day subsequent to the date thereof.

6.      CONFIDENTIALITY.

         (A) CONFIDENTIAL INFORMATION. The Employee acknowledges that as a result of his prior employment with the Company and in the course of his employment pursuant to this Agreement, he has had and is expected to continue to have extensive contact with customers of the Company and its affiliates, and to have knowledge of and access to trade secrets and other proprietary and confidential information of the Company and its affiliates, including, without limitation, the identity of customers and suppliers and other persons with whom the Company and its affiliates have business relationships, technical information, know-how, plans, specifications, and information relating to the financial condition, results of operations, employees, inventions, sources, leads or methods of obtaining business, pricing formulae, methods or procedures, cost of supplies or services and marketing strategies of the Company or its affiliates or any other information relating to the Company or its affiliates that could reasonably be regarded as confidential or proprietary or which is not available to the public (collectively, the "Confidential information"), and that such information, even to the extent it may be or have been developed or acquired by or through the efforts of the Employee, constitutes valuable, special and unique assets of the Company and its affiliates developed or acquired at great expense which are the exclusive property of the Company and its affiliates. Accordingly, the Employee shall not at any time, either during or subsequent to the term of this Agreement, use or purport to authorize any person to use, reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential information without the prior written consent of the Company, except to responsible officers of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company and who have a need for such information for purposes in the best interests of the Company. Without limiting the generality of the foregoing, the Employee shall not, directly or indirectly, disclose or otherwise make known to any Person the names or addresses of any of the customers of the Company or its affiliates, whether such persons are customers as of the Effective Date or become such in the future and whether or not such persons have previously conducted business with the Employee in any capacity, or any information as to the Company's employees and others providing services to the Company or its affiliates, including with respect to their abilities, compensation, benefits and other terms of employment or engagement. The Employee acknowledges that the Company would not enter into this Agreement without the assurances provided above with respect to the Confidential Information of the Company and its affiliates. The restrictions following expiration of the Term or termination, whichever is later, shall be for a period of two (2) years following such expiration or termination for Confidential Information that does not consist of trade secrets, but there shall be no time limitation for the restrictions on disclosure of trade secrets.

         (B) RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of the Employee's employment with the Company, the Employee shall promptly deliver to the Company all customer files, correspondence, manuals, notes, notebooks, reports and copies thereof, and all other materials relating to the Company's business, including without limitation any materials incorporating Confidential information, which are in the possession or control of the Employee.

         (C) CONFIDENTIALITY PROCEDURES. Employee shall be responsible for establishing, maintaining and enforcing procedures to protect the confidentiality of the Company's trade secrets and other confidential information, including also such trade secrets and confidential information of Able and its affiliates as may be disclosed or made available to him as a result of or in conjunction with his employment with the Company since its inception.

7. RESTRICTIVE COVENANTS. The Employee acknowledges that in order to assure the Company that it will retain its value as a "going concern" and will retain the value of its business relationships, it is reasonable that the Employee be limited in utilizing his special knowledge of the business of the Company and his relationships with customers, suppliers and others to compete with the Company, as hereinafter provided. The parties acknowledge that the Territory (as defined below) consists of a geographic area where the Company currently conducts business or intends to conduct business during the Term. The Employee acknowledges that the Company would not enter into this Agreement and pay the compensation and provide the benefits provided for herein without the covenants and agreements of the Employee set forth in this Section 7.

         (A) RESTRICTION ON COMPETITION. During a period commencing on the Effective Date and ending on the expiration of the Term or effective date of termination, whichever is later (the "Restricted Period"), the Employee shall not, and shall not permit any persons subject to his direction or control to, directly or indirectly, anywhere within the States of Georgia, Tennessee, North Carolina, South Carolina, Virginia, Kentucky, Florida, Alabama, Mississippi, Louisiana or Arkansas, or in the District of Columbia (the "Territory"), whether alone or in association with others, or as principal, officer, agent, employee, director or stockholder of any corporation, partnership, association or other entity, or through the investment of capital, lending of money or property, rendering of services or otherwise, engage in, significantly influence, control, have an ownership interest in or otherwise become actively involved with any business competitive with the Company in the Business.

         (B) NONSOLICITATION. During the Restricted Period and for one (1) year thereafter, the Employee shall not, and shall not permit any persons subject to his direction or control to, directly or indirectly, on their own behalf or on behalf of any other person (except the Company or its affiliates), (i) (Deleted], (ii) otherwise divert or attempt to divert any Business from the Company or any of its Subsidiaries operating in the Territory, (iii) interfere with the business relationships between the Company and any of its Subsidiaries operating in the Territory, on the one hand, and any of their respective Customers, suppliers or others with whom they have business relationships in the Business, on the other hand, or (iv) recruit or otherwise solicit or induce, or enter into or participate in any plan or arrangement to cause any person who is an employee of, or otherwise performing services for, the Company or any of its Subsidiaries to terminate his or her employment or other relationship with the Company or any of its Subsidiaries, or (v) hire or assist someone else in hiring any person who has left the employ of the Company or any of its Subsidiaries during the twelve months preceding such hiring.

         (C) EXCEPTION. The ownership or control by the Employee or his affiliates, as a passive investor, of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities registered under the Securities Exchange Act of 1934, as amended, shall not be deemed to be a violation of the provisions of this Section 7.

         (D) DEFINITIONS. As used herein the term "Business" means and includes the construction and installation (above ground or below ground) of telecommunications lines and equipment or materials appurtenant thereto. "Customer" means and includes
                  (i) any and all persons for or to whom the Company or its Subsidiaries provided services or materials or with whom the

                  Company or any of its Subsidiaries had contracts for the provision of services or materials at any time within the 14 month period ending on the date of termination of employment or expiration of the Term hereof, whichever last occurs, (ii) any and all persons or entities to whom proposals or bids were submitted by the Company or its Subsidiaries during the 14 month period prior to the date of termination or expiration of Term, whichever last occurs, and (iii) any and all persons or entities from whom the Company or any of its Subsidiaries received requests for bids or proposals during said 14 month period.

8. REMEDIES. The restrictions set forth in Sections 6 and 7, including the length of the Restricted Period, the geographic scope of the Territory and the activities included in the Business, are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of the Company and the legitimate business interests of Able. The Employee acknowledges that compliance with the restrictions set forth in Sections 6 and 7 will not prevent him from earning a livelihood, and that in the event of a breach by the Employee of any of the provisions of Section 6 and 7, monetary damages would not provide an adequate remedy to the Company. Accordingly, the Employee agrees that, in addition to any other remedies available to the Company, the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, and shall be entitled to receive reimbursement from the Employee for attorneys, fees and expenses incurred by it in enforcing these provisions. In addition to its other rights and remedies hereunder, the Company shall have the right to require the Employee to account for and pay over to it all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by the Employee from any breach of the provisions of Section 7. If the Employee breaches the covenant set forth in Section 7, the running of the Restricted Period shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of Sections 6, 7 and 8 be enforced in full; however, if any provisions of Sections 6, 7 or 8 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable with respect only to the jurisdiction in which such adjudication is made. If any provisions of Sections 6, 7 or 8 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

9. TERMINATION. The Employee's employment hereunder may be terminated prior to the expiration of the Term only under the following circumstances:

         (A) DEATH. The Employee's employment hereunder shall terminate upon his death. Following termination pursuant to this Section 9(a), the Employee shall not be entitled to receive any further compensation from the Company pursuant to this Agreement except any accrued and unpaid Base Salary through the date of termination.

         (B) DISABILITY. The Company may terminate the Employee's employment hereunder and the Term, effective upon written notice to the Employee, if the Employee becomes unable to perform his duties under this Agreement for a period of 90 consecutive days or for an aggregate of 120 days, whether or not consecutive, in any twelve month period, due to illness, accident or any other physical or mental incapacity, as reasonably determined by Company Management (a "Disability"). Notwithstanding any Disability referred to in this Section 9(b), until the date of termination for Disability, the Company shall continue to pay the Employee his Base Salary, less any insurance proceeds or other disability benefits received by the Employee by virtue of such disability, and provide the Employee's benefits under Section 4(c) up to and including the date of such termination. Following termination pursuant to this Section 9(b), the Employee shall not be entitled to receive any further compensation from the Company pursuant to this Agreement except any accrued and unpaid Base Salary through the date of termination.

         (C) TERMINATION FOR CAUSE. The Company may terminate the Term and the Employee's employment hereunder for "Cause," effective upon written notice to the Employee. Upon termination of the Employee's employment for Cause, the Employee shall have no right to receive any further compensation or benefits hereunder after the date of termination except any accrued and unpaid Base Salary through the date of termination. As used herein, "Cause" shall mean the occurrence of one or more of the following: (i) material breach by the Employee of any provision of this Agreement; (ii) Employee's gross negligence, willful misconduct or willful refusal or failure to perform any of his duties or responsibilities under this Agreement or to follow any of the Company's lawful policies or directives;
                  (iii) fraud, commission of a felony or a crime involving moral turpitude, dishonesty or embezzlement by the Employee; (iv) the Employee's misappropriation for personal use of assets or business opportunities of the Company or any of its affiliates; (v) the Employee's engaging in conduct that is materially injurious to the Company or its affiliates, whether monetary or otherwise; or (vi) refusal to follow the specific instructions of the Board of Directors or the Chief Executive Officer of Able or the Company.

         (D) DATE OF TERMINATION. "Date of termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, and (ii) if the Employee's employment is terminated for Disability or Cause, the date specified in the written notice referred to in Sections 9(b) and (c), as the case may be.

10. ORIGINAL MATERIAL. The Employee acknowledges that the compensation paid to the Employee by the Company during the Employee's employment by the Company is intended to and does compensate the Employee for the Employee's originality, innovativeness and inventiveness as it relates to the Business. The Employee agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating to the Business, including, without limitations, computer apparatus and programs, whether or not protectable by patent or copyright, that are or have been originated, developed, made conceived, authored or reduced to practice by the Employee alone or jointly with others during the Employee's employment with the Company shall be the property of and belong exclusively to the Company. The Employee shall promptly and fully disclose to the Company the origination or development by the Employee of any such material and shall provide the Company with any information that it may reasonable request about such material.

11.      MISCELLANEOUS.

         (A) DEFINITION OF TERMS. The term "affiliate," when used in this Agreement with respect to any person, means any person that, directly or indirectly, controls, is controlled by or is under common control with such person, and with respect to any natural person, includes the members of such person's immediate family (spouse, children and parents). The term "person," when used in this Agreement means any natural person or entity with legal status.

         (B) NO OBLIGATION TO RENEW. Nothing contained in this Agreement shall constitute an obligation on the part of the Company or the Employee to renew this Agreement or the Employee's employment with the Company upon expiration of the Term, and neither party shall be required to give prior notice to the other party of the termination of this Agreement upon the expiration of the Term. Unless the parties otherwise agree in writing, continuation of Employee's employment with the Company beyond the expiration of the Term shall be deemed an employment at will (but with all terms and conditions other than the Term of employment remaining in full force and effect) and Employee's employment may thereafter be terminated at will by Employee or the Company without further obligation of either party hereunder. In such event, the date on which Employee's employment is terminated after expiration of the Term shall be the commencement date for the Restricted Period.

         (C) SURVIVAL. The provisions of Sections 6, 7 and 8 shall survive the termination of this Agreement for the periods set forth therein.

         (D) ENTIRE AGREEMENT. This Agreement, including the schedules hereto, sets forth the entire understanding of the parties with respect to the subject matter hereof and merges and supersedes any prior or contemporaneous agreements between the parties pertaining thereto.

         (E) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         (F) WAIVER. No waiver by any party of any of its rights under this Agreement shall be effective unless in writing and signed by the party against which the same is sought to be enforced. No such waiver by any party of its rights under any provision of this Agreement shall constitute waiver of such party's rights under any other provision of this Agreement. No failure by any party hereto to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         (G) SUCCESSORS AND ASSIGNS. This is an agreement for the provision of personal services, and the Employee shall not have the right to assign his rights or obligations hereunder without the prior written consent of the Company, which may be given or withheld in the Company's sole discretion. The Company shall not have the right to assign its rights or obligations under this Agreement without the prior written consent of the Employee, provided that this Agreement may be assigned by the Company without the consent of the Employee to another corporation under common control with the Company, and upon the sale of all or substantially all of the assets, business and goodwill of the Company to another company, or upon the merger or consolidation of the Company with another company, this Agreement may be assigned by the Company to the purchaser of such assets and shall inure to the benefit of, and be binding upon, both the Employee and the company purchasing such assets, business and goodwill, or surviving such merger or consolidation, as the case may be, in the same manner and to the same extent as though such other company were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their legal representatives, heirs, successors and permitted assigns. The rights and obligations of the parties under this Agreement shall be unaffected by a change in control of the Company or any of its parent corporations.

         (H) ADDITIONAL ACTS. The Employee and the Company shall execute, acknowledge and deliver and file, or cause to be executed, acknowledged and delivered and filed, any and all further instruments, agreements or documents as may be necessary or expedient in order to consummate the transactions provided for in this Agreement and do any and all further acts and things as may be necessary or expedient in order to carry out the purpose and intent of this Agreement.

         (I) COMMUNICATIONS. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given at the time personally delivered, on the business day following the day such communication is sent by recognized overnight courier service, on acknowledgment of receipt of a facsimile of such communication, or five days after being deposited in the United States mail enclosed in a registered or certified postage prepaid envelope, return receipt requested, and addressed to the intended recipient at the address set forth beneath such person's signature on the signature pages hereto, or sent to such other address as a party may specify by notice to the other party; provided, however, that any notice of change of address shall be effective only upon receipt.

         (J) SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement and the provision held to be invalid or unenforceable shall be enforced as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

         (K) WITHHOLDING TAXES. The Company may withhold from amounts payable under this Agreement such federal, state and local taxes as are required to be withheld pursuant to any applicable law or regulation and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding from amounts from any compensation or other amount owing from the Company to Employee) to satisfy all obligations for the payment of such taxes.

         (L) GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Georgia applicable to agreements made and to be performed entirely in such state, without regard to the conflict of laws principles of such state.

         (M) CONFIDENTIALITY. The Employee shall not disclose the existence of this Agreement or any of the terms or conditions hereof to any person without the prior written consent of Company Management, except for disclosures to such of Employee's personal advisors or representatives who have a need to know such information in connection with the performance of their services to the Employee.

         (N) HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         (O) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (P) LITIGATION; PREVAILING PARTY. If any litigation is instituted regarding this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall pay, all reasonable fees and expenses of counsel for the prevailing party.

         (Q) WAIVER OF JURY TRIAL. Each party hereto knowingly, irrevocably and voluntarily waives its right to a trial by jury in any litigation which may arise under or involving this Agreement.

         (R) VENUE; JURISDICTION. If any litigation is to be instituted regarding this Agreement, it shall be instituted in the state and federal courts located in metropolitan Atlanta, Georgia, and each party irrevocably consents and submits to the personal jurisdiction of such courts in any such litigation, and waives any objection to the laying of venue in such courts. Service of process in any such litigation shall be effective as to any party if given to such party by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as provided in Section 11(i).

         (S) PARTICIPATION OF PARTIES. The parties hereto acknowledge that this Agreement and all matters contemplated herein have been negotiated among all parties hereto and their respective legal counsel and that all such parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

         (T) INJUNCTIVE RELIEF. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

         (U) REMEDIES CUMULATIVE. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

        IN WITNESS WHEREOF, the parties hereto have each duly executed this Agreement as of the date set forth above.

                                             ABLE TELCOM HOLDING CORP.

                                             BY: /s/ FRAZIER L. GAINES
                                                 ------------------------------
                                                  Frazier Gaines
                                                  President
                                                  The Centurion Building
                                                  1601 West Forum Place
                                                  Suite 1110
                                                  West Palm Beach, Florida 33401

                                             EMPLOYEE:

                                                 /s/ RICHARD A. BOYLE
                                                 ------------------------------
                                                  Rick Boyle
                                                  1422 Spainwood Street
                                                  Columbia, Tennessee 38401

                                   SCHEDULE 5

                                FAMILY INTERESTS

[to be added by Employee]

N/A